UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

BridgeBio Pharma, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38959	84-1850815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Dr., Suite 250
Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 391-9740

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On November 22, 2024, BridgeBio Pharma, Inc. (“BridgeBio” or the “Company”) issued a press release titled “Attruby™ (acoramidis), a Near Complete TTR Stabilizer (≥90%), approved by FDA to Reduce Cardiovascular Death and Cardiovascular-related Hospitalization in ATTR-CM Patients.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Attruby (acoramidis) will be available at a recommended dose of 712 mg (as two 356 mg tablets) taken twice daily. The list price for ATTRuby is $18,759.12 for a 28-day supply.

Forward-Looking Statements

This Current Report on Form 8-K and certain of the materials filed and furnished herewith contain forward-looking statements. Statements in this Current Report on Form 8-K or the materials furnished or filed herewith may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements regarding the significance of the FDA approval of ATTRuby, the safety, efficacy and mechanism of action of ATTRuby and other product characteristics, the availability, use, commercialization, cost and commercial and medical potential of ATTRuby, and the therapeutic potential of acoramidis for ATTR-CM, including the potential to significantly improve rates of mortality, cardiovascular-related hospitalization and quality of life, reflect the Company’s current views about its plans, intentions, expectations and strategies, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, it can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, risks that BridgeBio has only recently begun establishing its sales force and other commercialization capabilities and may not be able to successfully launch or commercialize ATTRuby, risks associated with BridgeBio’s dependence on third parties for development, manufacture and commercialization activities related to ATTRuby, government and third-party payor actions, including relating to reimbursement and pricing, risks and uncertainties relating to competitive products and other changes that may limit demand for ATTRuby, the risks that regulatory authorities may require additional studies or data to support continued commercialization of ATTRuby, the risks that drug-related adverse events may be observed during commercialization or clinical development, data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval, other regulatory agencies not agreeing with BridgeBio’s regulatory approval strategies, components of BridgeBio’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of its collaborations, potential volatility in BridgeBio’s share price, uncertainty regarding any impacts due to global health emergencies, including delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on BridgeBio’s business operations and expectations, as well as those risks set forth in the Risk Factors section of BridgeBio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and its other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this Current Report on Form 8-K, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release titled, “ATTRuby™ (acoramidis), a Near Complete TTR Stabilizer (> 90%), approved by FDA to Reduce Cardiovascular Death and Cardiovascular-related Hospitalization in ATTR-CM Patients”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date:	November 22, 2024	By:	/s/ Brian C. Stephenson
Brian C. Stephenson
Chief Financial Officer